UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2010

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02-Results of Operations and Financial Condition and Item 7.01-Regulation FD Disclosure

As previously announced, Intrepid will host an institutional investor and analyst meeting in Englewood, Colorado on Wednesday, June 16, 2010, from 1:30 p.m. to 4:30 p.m. MDT at the Inverness Hotel and Conference Center. The meeting will include a presentation by executive officers of Intrepid highlighting corporate strategy, organic growth opportunities, and market outlook.  If you have not already registered to attend this meeting in person, please note that there is no space for additional persons who wish to attend the meeting in person.  Please contact Intrepid’s Director of Investor Relations at investor@intrepidpotash.com or by phone at 303-296-3006 with any questions that you have regarding the meeting.

A live webcast of the meeting, including the presentation slides, will be available at http://www.intrepidpotash.com.  The webcast will be archived for at least 30 days after the meeting in the Investor Relations section of Intrepid’s website.  A copy of the presentation slides to be used at the meeting is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The presentation slides include certain preliminary sales data for April and May 2010 which can be found on slides 112 and 114.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                            Financial Statements and Exhibits

(d)                                      Exhibits

Exhibit No.	Description

99.1	Intrepid Potash, Inc. Investor Presentation Dated June 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Date: June 16, 2010	By:	/s/ David W. Honeyfield
David W. Honeyfield
President, Chief Financial Officer and Treasurer